SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 8, 2004

                             XO COMMUNICATIONS, INC.
               (Exact name of registrant as specified in charter)


Delaware                            0-30900                      54-1983517
(State or other                 (Commission File               (IRS Employer
jurisdiction of                      Number)                 Identification No.)
incorporation)

11111 Sunset Hills Road, Reston, Virginia                                20190
(Address of principal executive offices)                              (Zip Code)

Registrant's telephone number, including area code: 703-547-2000

          (Former name or former address, if changed from last report)

Item 5. Other Events.

     On July 8, 2004, XO Communications, Inc. ("XO") announced that the appointment of Fredrik G. Gradin and Robert L. Knauss to the XO's Board of Directors. Both Messrs. Gradin and Knauss join the Board as independent directors and will serve on the Board's audit committee.

     Fredrik Gradin, 42, has been president and CEO of Explorer Group Inc., an investment management company, since its inception in 1998. Prior to founding Explorer Group Inc., Mr. Gradin served as president of Spectron Energy, Inc., a leading energy brokerage company. Mr. Gradin holds a Bachelor of Arts degree from Rice University.

     Robert Knauss, 73, currently serves as an independent director on the boards of the NYSE-traded investment funds Equus II, Inc. and The Mexico Fund, Inc. He previously served as chairman of Philip Services Corporation from 1998 to 2000 and from 2002 to 2003 and as a director of Seitel Inc. from June 2002 to July 2004. Mr. Knauss also previously served as the dean of the University of Houston Law Center and Vanderbilt University Law School. Knauss holds a J.D. degree from the University of Michigan and a bachelor of arts degree from Harvard College.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      XO COMMUNICATIONS, INC.

                                      By: /s/ William Garrahan
                                          ------------------------------
                                          Name:  William Garrahan
                                          Title: Senior Vice President and Chief
                                                 Financial Officer


July 20, 2004